Exhibit 99.2

RPAI®

RE/DEFINED™

Q4 2019

SUPPLEMENTAL INFORMATION

ExtraSpaceStorage

Featured asset:

CIRCLE EAST

MIXED-USE REDEVELOPMENT
WASHINGTON, D.C. / BALTIMORE CORRIDOR

REAL ESTATE DEFINED

T A B L E O F C O N T E N T S

1	E A R N I N G S R E L E A S E..........................................................................	i–viii

2
	F I N A N C I A L S U M M A R Y
	Consolidated Balance Sheets....................................................................	1
	Consolidated Statements of Operations...................................................	2
	Funds From Operations Attributable to Common Shareholders, Operating FFO Attributable to Common Shareholders and Additional Information.......................................................................	3

	Supplemental Financial Statement Detail.................................................	4
	Same Store Net Operating Income............................................................	5
	Capitalization.............................................................................................	6
	Covenants..................................................................................................	7
	Summary of Indebtedness........................................................................	8

3
	T R A N S A C T I O N S U M M A R Y
	Development Projects...............................................................................	9–13
	Acquisitions and Dispositions....................................................................	14

4
	P O R T F O L I O S U M M A R Y
	Retail Market Summary.............................................................................	15
	Retail Operating Portfolio Occupancy.......................................................	16
	Top Retail Tenants.....................................................................................	17
	Retail Leasing Activity Summary................................................................	18
	Retail Lease Expirations.............................................................................	19

5
	O T H E R I N F O R M A T I O N
	Non-GAAP Financial Measures and Reconciliations..................................	20–23

Retail Properties of America, Inc. | 2021 Spring Road, Suite 200 | Oak Brook, Illinois 60523 | 855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Oak Brook, IL – February 18, 2020 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2019.
FINANCIAL RESULTS
For the quarter ended December 31, 2019, the Company reported:

▪	Net income attributable to common shareholders of $16.2 million, or $0.08 per diluted share, compared to $12.1 million, or $0.06 per diluted share, for the same period in 2018;

▪
Funds from operations (FFO) attributable to common shareholders of $57.9 million, or $0.27 per diluted share, compared to $56.4 million, or $0.26 per diluted share, for the same period in 2018, growth of 3.8% per diluted share; and

▪
Operating funds from operations (Operating FFO) attributable to common shareholders of $58.5 million, or $0.27 per diluted share, compared to $56.7 million, or $0.26 per diluted share, for the same period in 2018, growth of 3.8% per diluted share.

For the year ended December 31, 2019, the Company reported:

▪	Net income attributable to common shareholders of $32.4 million, or $0.15 per diluted share, compared to $77.6 million, or $0.35 per diluted share, for 2018;

▪	FFO attributable to common shareholders of $219.0 million, or $1.03 per diluted share, compared to $217.2 million, or $1.00 per diluted share, for 2018, growth of 3.0% per diluted share; and

▪	Operating FFO attributable to common shareholders of $229.7 million, or $1.08 per diluted share, compared to $225.5 million, or $1.03 per diluted share, for 2018, growth of 4.9% per diluted share.
OPERATING RESULTS
For the quarter ended December 31, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store net operating income (NOI) over the comparable period in 2018;

▪
Total same store portfolio percent leased, including leases signed but not commenced: 96.5% at December 31, 2019, up 110 basis points from 95.4% at September 30, 2019 and up 180 basis points from 94.7% at December 31, 2018;

▪	Record high results in occupancy, leasing and annualized base rent (ABR) per occupied square foot, including:

▪	Retail portfolio occupancy: 95.2% at December 31, 2019, up 150 basis points from 93.7% at September 30, 2019 and up 140 basis points from 93.8% at December 31, 2018;

▪
Retail portfolio percent leased, including leases signed but not commenced: 96.2% at December 31, 2019, up 70 basis points from 95.5% at September 30, 2019 and up 140 basis points from 94.8% at December 31, 2018;

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

▪	Retail anchor tenant occupancy: 97.6% at December 31, 2019, up 150 basis points from 96.1% at September 30, 2019 and up 180 basis points from 95.8% at December 31, 2018;

▪
Retail anchor tenant percent leased, including leases signed but not commenced: 98.8% at December 31, 2019, up 60 basis points from 98.2% at September 30, 2019 and up 180 basis points from 97.0% at December 31, 2018;

▪
Retail portfolio ABR per occupied square foot of $19.52 at December 31, 2019, up 0.7% from $19.38 ABR per occupied square foot at September 30, 2019 and up 2.1% from $19.11 ABR per occupied square foot at December 31, 2018;

▪	773,000 square feet of retail leasing transactions comprised of 132 new and renewal leases;

▪	Positive comparable cash leasing spreads of 14.1% on new leases and 4.2% on renewal leases for a blended re-leasing spread of 6.9%;

▪	Average annual contractual rent increases on signed new leases of approximately 160 basis points; and

▪
Top 20 retail tenant concentration of total ABR: 26.3% at December 31, 2019, a record low, down 40 basis points from 26.7% at September 30, 2019 and down 150 basis points from 27.8% at December 31, 2018.

For the year ended December 31, 2019, the Company’s portfolio results were as follows:

▪	2.7% increase in same store NOI over the comparable period in 2018;

▪	3,255,000 square feet of retail leasing transactions comprised of 498 new and renewal leases;

▪	Positive comparable cash leasing spreads of 19.7% on new leases and 5.3% on renewal leases for a blended re-leasing spread of 8.1%; and

▪	Average annual contractual rent increases on signed new leases of approximately 180 basis points.
“Our sequential acceleration in same store NOI growth to 2.7% and $0.01 beat to our upwardly revised 2019 Operating FFO guidance showcases the resiliency of our operating portfolio and team,” stated Steve Grimes, chief executive officer. “With our strong leasing momentum, coupled with a retail portfolio leased rate of 96.2%, we look forward to capitalizing on the broad fundamental momentum within our operating portfolio throughout 2020.”
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company, along with its best-in-class joint venture and business partners AvalonBay Communities, Inc. (AvalonBay), KETTLER, Trammell Crow Company (Trammell Crow) and Fore Property Company (Fore Property), continues to make progress on the execution of its active expansion and redevelopment projects.
Active Projects:
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner, advanced construction on the garages and foundation work for the mixed-use expansion of Pads G & H at its One Loudoun Downtown multi-tenant retail operating property located in the Washington, D.C. metropolitan statistical area (MSA). The Company anticipates frame construction to begin this spring. This expansion project consists of up to 70,000 square feet of commercial space and 378 one- and two-bedroom multi-family rental units, which will become One Loudoun’s first apartment community, Vyne, and is anticipated to open in late spring 2021. The expansion project complements and enhances the Company’s approximately 469,000 square foot mixed-use community anchor asset, One Loudoun Downtown, which boasted retail occupancy of 98.2% and office occupancy of 100.0% as of December 31, 2019 and holds a five-mile population of nearly 190,000, average household incomes of nearly $175,000 and sits in the county with the highest median income per capita in the United States with a projected five-year population growth rate of more than 8%. Underscoring the vibrancy of the existing mixed-use asset, One Loudoun Downtown held an annual holiday tree lighting ceremony on December 7, 2019 that attracted more than 7,000 visitors.
Carillon
During the quarter, the Company advanced grading and other early construction work at Carillon – phase one, its mixed-use redevelopment project located in the Washington, D.C. MSA. The Company and Trammell Crow, its joint venture partner for the roughly 100,000 square foot medical office building portion of the project, continue to receive inquiries from potential healthcare tenants, a percentage of which are under letter of intent (LOI) negotiation. These medical office facilities will be located adjacent to the University of Maryland Capital Region Medical Center, a teaching hospital that is currently under construction, and will complement the roughly 130,000 square foot balance of the commercial portion of the project, the retail component of which the Company has pre-leased 37% as of December 31, 2019. The Company continues to progress with Fore Property, its joint venture partner, on pre-construction activities for the multi-family component of the project, which will include approximately 351 multi-family rental units.
Circle East
The Company continues late stage lease negotiations with multiple leading regional and national retailers at its Circle East mixed-use project located in Towson, Maryland within the Baltimore MSA. During the fourth quarter, the Company signed Shake Shack to a 3,200 square foot lease at a prominent corner location in the 80,000 square foot dual-sided street level retail portion of the project. Subsequent to year end, the Company signed Ethan Allen to a 6,000 square foot lease at the adjacent corner location at the project. AvalonBay continues to expect initial tenant move-ins at the approximately 370 AvalonBay-owned multi-family rental units that also form a portion of the project in the first quarter of 2020. The Company expects to take delivery of the retail portion of the AvalonBay build-out in the first quarter of 2020.
Near-Term Projects:
The Company added two projects, site and building reconfiguration at The Shoppes at Quarterfield and pad development at Southlake Town Square, to its near-term expansion and redevelopment plans as detailed on page 9 in the quarterly supplemental information. Aggregating $11.0 to $12.5 million in projected net investment with projected returns of 11.5% to 15.5% and stabilization targeted in the first half of 2021, these projects typify the opportunities for concise lead-time capital deployment, short-term payback and accretive returns available within the Company’s existing operating portfolio. As of December 31, 2019, the Company had pre-leased 62% of the project at The Shoppes at Quarterfield to LA Fitness and 100% of the project at Southlake Town Square to T-Mobile. Subsequent to year end, the Company leased the remaining 38% of the project at The Shoppes at Quarterfield to ALDI, making both new projects 100% pre-leased.
Future Projects – Entitled:
In order to enhance visibility on longer-term development opportunities embedded within the Company’s current retail operating portfolio, the Company has added details on nine entitled but not commenced projects to page 10 in the quarterly supplemental information. These projects, which do not have a set start date, include entitlements for more than 4.0 million square feet of commercial GLA and 2,650 multi-family rental units. The Company anticipates expanding this project list and entitlement details as ongoing permitting efforts warrant in the coming quarters.
Dispositions
During 2019, the Company completed the dispositions of one single-user retail asset and one multi-tenant power center asset located in non-core markets totaling $44.8 million. Additionally,

the Company completed the sale of land and the rights to develop 22 residential units at One Loudoun Downtown for a gross sales price of $5.1 million.
Subsequent to year end, the Company completed the sale of one non-target multi-tenant power center asset for $13.9 million.
Acquisitions
During 2019, the Company closed on the acquisition of one multi-tenant, community center retail property in the Seattle MSA, one single-user parcel in the Dallas MSA and one land parcel in the Phoenix MSA for a total gross purchase price of $30.0 million.
Subsequent to year end, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
As of December 31, 2019, the Company had approximately $1.6 billion of consolidated indebtedness with a weighted average contractual interest rate of 3.88%, a weighted average maturity of 4.7 years and a net debt to adjusted EBITDAre ratio of 5.4x.
During 2019, the Company executed on the following significant capital markets initiatives:

▪
In June 2019, issued $100.0 million of 10-year 4.82% senior unsecured notes in a private placement transaction with certain institutional investors. The proceeds were used to repay borrowings on the Company’s unsecured revolving line of credit;

▪
In July 2019, entered into a term loan agreement with a group of financial institutions for a five-year $120.0 million unsecured term loan (Term Loan Due 2024) and a seven-year $150.0 million unsecured term loan (Term Loan Due 2026). The term loans bear interest at a rate of London Interbank Offered Rate (LIBOR) plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% for the Term Loan Due 2024 and 1.50% to 2.20% for the Term Loan Due 2026. Both term loans continue to bear interest at the lowest point of the leverage grid. In accordance with the term loan agreement, the Company may elect to convert to an investment grade pricing grid. The proceeds were used to repay borrowings on the Company’s unsecured revolving line of credit and to prepay four mortgages with an aggregate principal balance of $107.7 million and a weighted average interest rate of 4.91%, incurring prepayment penalties of approximately $8.2 million; and

▪
In July 2019, following this term loan fundraising, entered into agreements to swap $120.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.68% through July 2024 and $150.0 million of LIBOR-based variable rate debt to a fixed interest rate of 1.77% through July 2026.

Overall, these transactions contributed to lowering the Company’s weighted average interest rate by 10 basis points year-over-year to 3.88% as of December 31, 2019.
2020 GUIDANCE
The Company expects to generate net income attributable to common shareholders of $0.31 to $0.34 per diluted share in 2020. The Company also expects to generate Operating FFO attributable to common shareholders of $1.04 to $1.08 per diluted share in 2020, based, in part, on same store NOI growth guidance of 0.25% to 1.25% and on the following assumptions:

▪	General and administrative expenses of $41 to $43 million;

▪	Bad debt of 110 basis points of revenue (160 basis points of NOI) comprised of 65 basis points of revenue related to the Company’s estimate for bad debt and unknown tenant fallout and 45 basis points of revenue related to the Company’s estimate for potential fallout from Pier 1 Imports, Inc.; and

▪	Acquisitions, property dispositions and capital markets transactions evaluated and executed opportunistically.
The following table reconciles the Company’s reported 2019 Operating FFO attributable to common shareholders per diluted share to the Company’s 2020 Operating FFO attributable to common shareholders per diluted share guidance range.

	Low	High
2019 Operating FFO per common share outstanding – diluted	$1.08	$1.08
Same store NOI growth	0.005	0.02
2019 net investment activity	(0.005)	(0.005)
2020 net investment activity(1)	—	(0.01)
Lease termination fee income	(0.005)	(0.005)
Interest expense	0.005	0.015
General and administrative expenses	(0.015)	(0.005)
Non-cash items(2) and other	(0.025)	(0.01)
2020 estimated Operating FFO per common share outstanding – diluted	$1.04	$1.08

(1)	Reflects expectations for opportunistic acquisition and disposition activity during the year

(2)	Non-cash items include straight-line rental income, amortization of above and below market lease intangibles and lease inducements, and non-cash ground rent expense
DIVIDEND
On February 13, 2020, the Company declared the first quarter 2020 quarterly cash dividend of $0.165625 per share on its outstanding Class A common stock, which will be paid on April 9, 2020 to Class A common shareholders of record on March 26, 2020.
WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 19, 2020 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 19, 2020 until midnight (ET) on March 4, 2020. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13696754.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31,

v

2019, the Company owned 104 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of LIBOR, real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and the Company’s ability to lease redeveloped space and identify and pursue redevelopment opportunities, the Company’s ability to enter into new leases or renew leases on favorable terms, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors.” The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months and year ended December 31, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three months and year ended December 31, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company’s retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company’s wholly-owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to “Net income” or “Net income attributable to common shareholders” as indicators of the Company’s financial performance. Comparison of the Company’s presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company’s total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company’s presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2020
	Low	High

Net income attributable to common shareholders	$0.31	$0.34
Depreciation and amortization of real estate	0.73	0.74
Gain on sales of investment properties (a)	—	—
FFO attributable to common shareholders	$1.04	$1.08

Other	—	—
Operating FFO attributable to common shareholders	$1.04	$1.08

Same Store NOI Growth Guidance

	Guidance Range Full Year 2020		Year Ended December 31, 2019
	Low	High

Net income attributable to common shareholders	$66,000	$72,000	$32,397
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties (a)	—	—	(18,872)
Depreciation and amortization	157,000	159,000	194,573
Provision for impairment of investment properties	—	—	12,298
General and administrative expenses	43,000	41,000	40,489
Interest expense	68,000	66,000	76,571
Other, net (b)	(4,700)	(7,500)	(6,714)
NOI (c)	329,300	330,500	330,742
NOI from Other Investment Properties (c) (d)	(11,000)	(9,000)	(13,220)
Same Store NOI (c) (d)	$318,300	$321,500	$317,522

2020 Same Store NOI growth	0.25%	1.25%

(a)	Reflects transactional activity completed through February 18, 2020.

(b)
Includes straight-line rental income, net, amortization of acquired above and below market lease intangibles, net, amortization of lease inducements, lease termination fees, net, non-cash ground rent expense, net, and other expense (income), net.

(c)	Refer to pages 20 – 21 for definitions of non-GAAP financial measures.

(d)	Based on projected year-end 2020 same store portfolio.

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2019	December 31, 2018
Assets
Investment properties:
Land	$1,021,829	$1,036,901
Building and other improvements	3,544,582	3,607,484
Developments in progress	113,353	48,369
	4,679,764	4,692,754
Less: accumulated depreciation	(1,383,274)	(1,313,602)
Net investment properties (includes $12,445 and $0 from consolidated variable interest entities, respectively)	3,296,490	3,379,152

Cash and cash equivalents	9,989	14,722
Accounts and notes receivable, net	73,832	78,398
Acquired lease intangible assets, net	79,832	97,090
Right-of-use lease assets	50,241	—
Other assets, net (includes $164 and $1,264 from consolidated variable interest entities, respectively)	75,978	78,108
Total assets	$3,586,362	$3,647,470

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $0 and $775, respectively, unamortized discount of $(493) and $(536), respectively, and unamortized capitalized loan fees of $(256) and $(369), respectively)	$94,155	$205,320
Unsecured notes payable, net (includes unamortized discount of $(616) and $(734), respectively, and unamortized capitalized loan fees of $(3,137) and $(2,904), respectively)	796,247	696,362
Unsecured term loans, net (includes unamortized capitalized loan fees of $(3,477) and $(2,633), respectively)	716,523	447,367
Unsecured revolving line of credit	18,000	273,000
Accounts payable and accrued expenses	78,902	82,942
Distributions payable	35,387	35,387
Acquired lease intangible liabilities, net	63,578	86,543
Lease liabilities	91,129	—
Other liabilities (includes $1,707 and $428 from consolidated variable interest entities, respectively)	56,368	73,540
Total liabilities	1,950,289	1,900,461

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 213,600 and 213,176 shares issued and outstanding as of December 31, 2019 and 2018, respectively	214	213
Additional paid-in capital	4,510,484	4,504,702
Accumulated distributions in excess of earnings	(2,865,933)	(2,756,802)
Accumulated other comprehensive loss	(12,288)	(1,522)
Total shareholders' equity	1,632,477	1,746,591
Noncontrolling interests	3,596	418
Total equity	1,636,073	1,747,009
Total liabilities and equity	$3,586,362	$3,647,470

4th Quarter 2019 Supplemental Information	1

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Lease income	$120,817	$119,354	$481,686	$482,497

Expenses:
Operating expenses	17,493	17,650	68,396	74,885
Real estate taxes	17,727	17,477	73,247	73,683
Depreciation and amortization	40,964	43,870	194,573	175,977
Provision for impairment of investment properties	1,121	763	12,298	2,079
General and administrative expenses	10,303	10,434	40,489	42,363
Total expenses	87,608	90,194	389,003	368,987

Other (expense) income:
Interest expense	(16,694)	(16,828)	(76,571)	(73,746)
Gain on sales of investment properties	—	—	18,872	37,211
Other (expense) income, net	(343)	(188)	(2,587)	665
Net income	16,172	12,144	32,397	77,640
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.08	$0.06	$0.15	$0.35

Weighted average number of common shares outstanding – basic	212,996	214,684	212,948	217,830

Weighted average number of common shares outstanding – diluted	213,627	215,093	213,198	218,231

4th Quarter 2019 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO) Attributable to Common Shareholders,
Operating FFO Attributable to Common Shareholders and Additional Information
(dollar amounts in thousands, except per share amounts)
(unaudited)

FFO attributable to common shareholders and Operating FFO attributable to common shareholders (a)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640
Depreciation and amortization of real estate (b)	40,623	43,446	193,183	174,672
Provision for impairment of investment properties	1,121	763	12,298	2,079
Gain on sales of investment properties (c)	—	—	(18,872)	(37,211)
FFO attributable to common shareholders (c)	$57,916	$56,353	$219,006	$217,180
FFO attributable to common shareholders per common share outstanding – diluted (c)	$0.27	$0.26	$1.03	$1.00

FFO attributable to common shareholders	$57,916	$56,353	$219,006	$217,180
Impact on earnings from the early extinguishment of debt, net	—	—	7,581	5,944
Impact on earnings from executive separation (d)	—	—	—	1,737
Other (e)	585	306	3,106	629
Operating FFO attributable to common shareholders	$58,501	$56,659	$229,693	$225,490
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.27	$0.26	$1.08	$1.03

Weighted average number of common shares outstanding – diluted	213,627	215,093	213,198	218,231
Dividends declared per common share	$0.165625	$0.165625	$0.6625	$0.6625

Additional Information (f)
Lease-related expenditures (g)
Same store	$10,746	$11,094	$37,598	$35,726
Other investment properties (h)	$149	$416	$1,526	$8,053

Capital expenditures (i)
Same store	$6,152	$10,391	$36,394	$30,407
Other investment properties (h)	$1,713	$250	$3,949	$2,489
Predevelopment costs	$422	$2,237	$6,566	$5,036

Straight-line rental income, net	$1,836	$891	$4,533	$5,717
Amortization of above and below market lease intangibles and lease inducements	$543	$1,445	$4,100	$4,447
Non-cash ground rent expense, net	$333	$439	$1,356	$1,844

Adjusted EBITDAre (a)	$74,951	$73,605	$296,967	$293,968

(a)	Refer to pages 20 – 23 for definitions and reconciliations related to FFO attributable to common shareholders, Operating FFO attributable to common shareholders and Adjusted EBITDAre.

(b)
Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company's Carillon redevelopment during the year ended December 31, 2019.

(c)
The Company adopted the National Association of Real Estate Investment Trusts' "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As a result, all gains on sale and impairments of real estate are excluded from FFO, whereas the Company previously only excluded gains on sale and impairments of depreciable investment properties. The Company restated FFO attributable to common shareholders for the year ended December 31, 2018 to exclude the gain on sale of non-depreciable investment property of $3,464. As this gain was previously excluded from Operating FFO attributable to common shareholders, there was no change to Operating FFO attributable to common shareholders for the year ended December 31, 2018.

(d)	Reflected as an increase within "General and administrative expenses" in the consolidated statements of operations.

(e)
Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included in "Other (expense) income, net" in the consolidated statements of operations.

(f)	The same store portfolio consists of 102 retail operating properties. Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(g)
Consists of payments for tenant improvements, lease commissions and lease inducements and excludes active development projects which are included within "Developments in progress" in the consolidated balance sheets.

(h)	2018 expenditures are primarily associated with Schaumburg Towers prior to its disposition on May 31, 2018.

(i)
Capital expenditures consist of payments for building, site and other improvements, net of anticipated recoveries, and exclude active development projects which are included within "Developments in progress" in the consolidated balance sheets. Predevelopment costs consist of payments related to future expansion and redevelopment projects incurred before each project is considered active and are included within "Other assets, net" in the consolidated balance sheets.

4th Quarter 2019 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	December 31, 2019	December 31, 2018
Developments in Progress
Active expansions/redevelopments (a)	$87,903	$22,919
Land held for development	25,450	25,450
Total	$113,353	$48,369

Accounts and Notes Receivable, Net
Accounts and notes receivable, net	$21,781	$30,592
Straight-line receivables, net	52,051	47,806
Total	$73,832	$78,398

Other Assets, Net
Deferred costs, net	$39,636	$34,419
Restricted cash (b)	4,458	4,879
Fair value of derivatives	—	2,324
Other assets, net	31,884	36,486
Total	$75,978	$78,108

Other Liabilities
Unearned income	$20,651	$16,565
Straight-line ground rent liabilities (c)	—	31,030
Fair value of derivatives	12,288	3,846
Other liabilities (c)	23,429	22,099
Total	$56,368	$73,540

Supplemental Statements of Operations Detail
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Lease Income (c)
Base rent	$90,510	$89,145	$358,333	$356,192
Percentage and specialty rent	797	1,081	3,409	4,282
Tenant recoveries	26,600	25,080	105,629	105,170
Lease termination fee income (c)	273	298	2,024	1,721
Other lease-related income (c)	1,420	1,414	5,866	4,968
Bad debt, net (c)	(1,162)	—	(2,208)	—
Straight-line rent	1,836	891	4,533	5,717
Amortization of above and below market lease intangibles and lease inducements	543	1,445	4,100	4,447
Total	$120,817	$119,354	$481,686	$482,497

Operating Expense Supplemental Information
Bad debt, net (c)	$—	$470	$—	$1,918
Non-cash ground rent expense, net (c)	$333	$439	$1,356	$1,844
Lease termination fee expense (d)	$—	$—	$—	$1,900

General and Administrative Expense Supplemental Information
Non-cash amortization of stock-based compensation	$1,887	$1,664	$7,559	$6,992

Additional Supplemental Information
Capitalized compensation costs – development and capital projects	$1,029	$1,195	$4,099	$3,155
Capitalized internal leasing incentives	$112	$143	$359	$384
Capitalized interest	$654	$114	$1,594	$462

(a)	As of December 31, 2019, the Company has active redevelopments at Circle East, One Loudoun Downtown and Carillon. See page 9 for further details.

(b)	Consists of funds restricted through lender or other agreements.

(c)
The Company adopted ASU 2016-02, Leases, effective January 1, 2019 and as a result, the Company (i) recorded lease liabilities and right-of-use lease (ROU) assets, which were initially measured at the present value of future lease payments; (ii) reclassified the previously existing straight-line rent liabilities related to long-term ground and office leases (previously presented within "Other liabilities") and acquired ground lease intangible liability (previously presented within "Acquired lease intangible liabilities, net") to be presented net of the ROU assets in the consolidated balance sheets; (iii) retrospectively presented all lease-related revenue within "Lease income" in the consolidated statements of operations (lease termination fee income and other lease-related income were previously presented within "Other property income"); and (iv) prospectively presented bad debt as an adjustment to revenue whereas it is included within operating expenses for periods prior to adoption. Non-cash ground rent expense consists of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months and year ended December 31, 2018 and amortization of ROU assets and amortization of lease liabilities for the three months and year ended December 31, 2019.

(d)
Represents termination fee recorded during the second quarter of 2018 within "Operating expenses" in the consolidated statements of operations related to the Toys "R" Us auction process whereby the Company was the winning bidder on two leases.

4th Quarter 2019 Supplemental Information	4

Retail Properties of America, Inc.
Same Store Net Operating Income (NOI)
(dollar amounts in thousands)
(unaudited)

Same store portfolio (a)
	Based on Same store portfolio as of December 31, 2019
	2019	2018	Change

Number of retail operating properties in same store portfolio	102	102	—

Occupancy	95.5%	93.7%	1.8%

Percent leased (b)	96.5%	94.7%	1.8%

Same store NOI (c)
	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change

Base rent	$87,354	$84,937		$344,872	$336,713
Percentage and specialty rent	751	961		3,187	3,681
Tenant recoveries	25,829	24,357		102,932	101,313
Other lease-related income	1,406	1,285		5,569	4,675
Bad debt, net	(1,212)	(526)		(2,387)	(1,915)
Property operating expenses (d)	(16,304)	(15,669)		(62,047)	(61,502)
Real estate taxes	(17,254)	(16,869)		(71,483)	(70,733)
Same Store NOI (c)	$80,570	$78,476	2.7%	$320,643	$312,232	2.7%

(a)	The Company's same store portfolio consists of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018 and excludes the following:

▪
properties acquired or placed in service and stabilized during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018;

▪	the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019;

▪	Circle East, which is in active redevelopment;

▪	One Loudoun Downtown – Pads G & H, which are in active development;

▪	Carillon, which is in active redevelopment; and

▪	investment properties sold or classified as held for sale during 2018 and 2019.

(b)	Includes leases signed but not commenced.

(c)
Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures. Comparison of the Company's presentation of Same Store NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

(d)
Consists of all property operating items included within "Operating expenses" in the consolidated statements of operations, which include all items other than (i) lease termination fee expense, (ii) bad debt for the three months and year ended December 31, 2018, and (iii) non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months and year ended December 31, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three months and year ended December 31, 2019.

4th Quarter 2019 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(dollar amounts in thousands, except share price and ratio)

Capitalization Data
	December 31, 2019	December 31, 2018
Equity Capitalization
Common stock shares outstanding (a)	213,600	213,176
Common stock share price	$13.40	$10.85
Total equity capitalization	$2,862,240	$2,312,960

Debt Capitalization
Mortgages payable (b)	$94,904	$205,450
Unsecured notes payable (c)	800,000	700,000
Unsecured term loans (d)	720,000	450,000
Unsecured revolving line of credit	18,000	273,000
Total debt capitalization	$1,632,904	$1,628,450

Total capitalization at end of period	$4,495,144	$3,941,410

Calculation of Net Debt to Adjusted EBITDAre Ratio (e)

	December 31, 2019	December 31, 2018

Total debt principal	$1,632,904	$1,628,450
Less: consolidated cash and cash equivalents	(9,989)	(14,722)
Total net debt	$1,622,915	$1,613,728
Annualized Adjusted EBITDAre	$299,804	$294,420
Net Debt to Adjusted EBITDAre (f)	5.4x	5.5x

(a)	Excludes performance restricted stock units and options outstanding, which could potentially convert to common stock in the future.

(b)
Mortgages payable excludes mortgage premium of $0 and $775, discount of $(493) and $(536), and capitalized loan fees of $(256) and $(369), net of accumulated amortization, as of December 31, 2019 and 2018, respectively.

(c)	Unsecured notes payable excludes discount of $(616) and $(734) and capitalized loan fees of $(3,137) and $(2,904), net of accumulated amortization, as of December 31, 2019 and 2018, respectively.

(d)	Unsecured term loans exclude capitalized loan fees of $(3,477) and $(2,633), net of accumulated amortization, as of December 31, 2019 and 2018, respectively.

(e)	Refer to pages 20 – 23 for definitions and reconciliations of non-GAAP financial measures.

(f)	For purposes of this ratio calculation, annualized three months ended figures were used.

4th Quarter 2019 Supplemental Information	6

Retail Properties of America, Inc.
Covenants

Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2021, 2024, 2026, 2028 and 2029 (a)

		Covenant	December 31, 2019

Leverage ratio (b)	Unsecured Credit Facility, Term Loans Due 2023, 2024 and 2026 and Notes Due 2026, 2028 and 2029: Notes Due 2021 and 2024:	≤ 60.0% ≤ 60.0%	31.6% 33.3%

Secured leverage ratio (b)	Unsecured Credit Facility and Term Loans Due 2023, 2024 and 2026: Notes Due 2021, 2024, 2026, 2028 and 2029:	≤ 45.0% ≤ 40.0%	1.8%

Fixed charge coverage ratio (c)		> 1.50x	4.0x

Interest coverage ratio (d)		> 1.50x	4.1x

Unencumbered leverage ratio (b)		< 60.0%	31.3%

Unencumbered interest coverage ratio		> 1.75x	4.8x

Notes Due 2025 (e)
	Covenant	December 31, 2019

Leverage ratio (f)	< 60.0%	35.2%

Secured leverage ratio (f)	< 40.0%	1.9%

Debt service coverage ratio (g)	> 1.50x	4.4x

Unencumbered assets to unsecured debt ratio	> 150%	305%

(a)
For a complete listing of all covenants related to the Company's Unsecured Credit Facility (comprised of the unsecured term loan due 2021 and the unsecured revolving line of credit) as well as covenant definitions, refer to the Fifth Amended and Restated Credit Agreement filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 2, 2018. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2023, refer to the credit agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated November 29, 2016, the First Amendment to the Term Loan Agreement filed as Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 1, 2018 and the Second Amendment to the Term Loan Agreement filed as Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 13, 2019. For a complete listing of all covenants as well as covenant definitions related to the Company's Term Loan Due 2024 and Term Loan Due 2026, refer to the Term Loan Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated July 23, 2019. For a complete listing of all covenants related to the Company's 4.12% senior unsecured notes due 2021 and 4.58% senior unsecured notes due 2024 (Notes Due 2021 and 2024) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated May 22, 2014. For a complete listing of all covenants related to the Company's 4.08% senior unsecured notes due 2026 and 4.24% senior unsecured notes due 2028 (Notes Due 2026 and 2028) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated October 5, 2016. For a complete listing of all covenants related to the Company's 4.82% senior unsecured notes due 2029 (Notes Due 2029) as well as covenant definitions, refer to the Note Purchase Agreement filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, dated April 9, 2019.

(b)	Based upon a capitalization rate of 6.50%.

(c)
Applies only to the Company's Unsecured Credit Facility, Term Loan Due 2023, Term Loan Due 2024, Term Loan Due 2026, Notes Due 2026 and 2028 and Notes Due 2029. This ratio is based upon consolidated debt service, including interest expense and principal amortization, excluding interest expense related to defeasance costs and prepayment premiums.

(d)	Applies only to the Notes Due 2021 and 2024, Notes Due 2026 and 2028 and Notes Due 2029.

(e)
For a complete listing of all covenants related to the Company's 4.00% senior unsecured notes due 2025 (Notes Due 2025) as well as covenant definitions, refer to the First Supplemental Indenture filed as Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 12, 2015.

(f)	Based upon the book value of Total Assets as defined in the First Supplemental Indenture referenced in footnote (e) above.

(g)
Based upon interest expense and excludes principal amortization. This ratio is calculated on a pro forma basis with the assumption that debt and property transactions occurred on the first day of the preceding four-quarter period.

4th Quarter 2019 Supplemental Information	7

Retail Properties of America, Inc.
Summary of Indebtedness as of December 31, 2019
(dollar amounts in thousands)

Description	Balance	Interest Rate (a)		Maturity Date	WA Years to Maturity	Type
Consolidated Indebtedness
Ashland & Roosevelt (bank pad)	$439	7.48%		02/25/22	2.2 years	Fixed/Secured
Peoria Crossings	24,131	4.82%		04/01/22	2.3 years	Fixed/Secured
Gateway Village	32,696	4.14%		01/01/23	3.0 years	Fixed/Secured
Northgate North	24,794	4.50%		06/01/27	7.4 years	Fixed/Secured
The Shoppes at Union Hill	12,844	3.75%		06/01/31	11.4 years	Fixed/Secured
Mortgages payable (b)	94,904	4.37%			5.1 years

Senior notes – 4.12% due 2021	100,000	4.12%		06/30/21	1.5 years	Fixed/Unsecured
Senior notes – 4.58% due 2024	150,000	4.58%		06/30/24	4.5 years	Fixed/Unsecured
Senior notes – 4.00% due 2025	250,000	4.00%		03/15/25	5.2 years	Fixed/Unsecured
Senior notes – 4.08% due 2026	100,000	4.08%		09/30/26	6.8 years	Fixed/Unsecured
Senior notes – 4.24% due 2028	100,000	4.24%		12/28/28	9.0 years	Fixed/Unsecured
Senior notes – 4.82% due 2029	100,000	4.82%		06/28/29	9.5 years	Fixed/Unsecured
Unsecured notes payable (b)	800,000	4.27%			5.8 years

Term loan due 2021 (b)	250,000	3.20%	(c)	01/05/21	1.0 year	Fixed/Unsecured
Revolving line of credit	18,000	2.85%	(d)	04/22/22	2.3 years	Variable/Unsecured
Unsecured credit facility	268,000	3.18%			1.1 years

Term Loan Due 2023	200,000	4.05%	(e)	11/22/23	3.9 years	Fixed/Unsecured
Term Loan Due 2024	120,000	2.88%	(f)	07/17/24	4.5 years	Fixed/Unsecured
Term Loan Due 2026	150,000	3.27%	(g)	07/17/26	6.5 years	Fixed/Unsecured
Unsecured term loans (b)	470,000	3.50%			4.9 years

Total consolidated indebtedness	$1,632,904	3.88%			4.7 years

Consolidated Debt Maturity Schedule as of December 31, 2019

Year	Fixed Rate (b)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt (d)	Total	% of Total	WA Rates on Total Debt (a)

2020	$2,494	4.38%	$—	—	$2,494	0.2%	4.38%
2021	352,626	3.47%	—	—	352,626	21.6%	3.47%
2022	26,678	4.81%	18,000	2.85%	44,678	2.7%	4.02%
2023	231,758	4.06%	—	—	231,758	14.2%	4.06%
2024	271,737	3.83%	—	—	271,737	16.7%	3.83%
2025	251,809	4.00%	—	—	251,809	15.4%	4.00%
2026	251,884	3.60%	—	—	251,884	15.4%	3.60%
2027	21,410	4.46%	—	—	21,410	1.3%	4.46%
2028	101,228	4.23%	—	—	101,228	6.2%	4.23%
2029	101,275	4.81%	—	—	101,275	6.2%	4.81%
Thereafter	2,005	3.75%	—	—	2,005	0.1%	3.75%
Total	$1,614,904	3.89%	$18,000	2.85%	$1,632,904	100.0%	3.88%

(a)
Interest rates presented exclude the impact of discount and capitalized loan fee amortization. As of December 31, 2019, the Company's overall weighted average interest rate for consolidated debt including the impact of the discount and capitalized loan fee amortization was 4.09%.

(b)
Mortgages payable excludes mortgage discount of $(493) and capitalized loan fees of $(256), net of accumulated amortization, as of December 31, 2019. Unsecured notes payable excludes discount of $(616) and capitalized loan fees of $(3,137), net of accumulated amortization, as of December 31, 2019. Unsecured term loans exclude capitalized loan fees of $(3,477), net of accumulated amortization, as of December 31, 2019. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(c)
Reflects $250,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.00% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through January 5, 2021. The applicable credit spread was 1.20% as of December 31, 2019.

(d)	Represents interest rate as of December 31, 2019.

(e)
Reflects $200,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 2.85% plus a credit spread based on a leverage grid ranging from 1.20% to 1.85% through November 22, 2023. The applicable credit spread was 1.20% as of December 31, 2019.

(f)
Reflects $120,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.68% plus a credit spread based on a leverage grid ranging from 1.20% to 1.70% through July 17, 2024. The applicable credit spread was 1.20% as of December 31, 2019.

(g)
Reflects $150,000 of LIBOR-based variable rate debt that has been swapped to a fixed rate of 1.77% plus a credit spread based on a leverage grid ranging from 1.50% to 2.20% through July 17, 2026. The applicable credit spread was 1.50% as of December 31, 2019.

4th Quarter 2019 Supplemental Information	8

Retail Properties of America, Inc.
Development Projects as of December 31, 2019
(dollar amounts in thousands)

Property Name and Metropolitan Statistical Area (MSA)	Estimated Project Commercial GLA	Estimated Project Multi-Family Rental Units (MFR)	JV / Air Rights	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date		Estimated Incremental Return on Investment (b)	Anticipated Commencement	Targeted Stabilization (c)	Property Included in Same Store Portfolio (d)	Project Description

Active Projects
Circle East (e) (Baltimore MSA)	82,000	370	MFR: Air rights sale	$42,000–$44,000	$21,766	(f)	7.0%–8.0%	Active	Q2 2021	No (e)	Mixed-use redevelopment that will include dual-sided street level retail with approx. 370 third-party-owned MFR above. Project is 4% pre-leased
One Loudoun Downtown – Pads G & H (Washington, D.C. MSA)	67,000–70,000	378	MFR: 90%/10% JV	$125,000–$135,000 (g)	$14,711	(g)	6.0%–7.0%	Active	Q2–Q3 2022	No (h)	Vacant pad development; Groundbreaking held June 13, 2019. See site plan on page 12
Carillon – phase one (i) (Washington, D.C. MSA)	225,900	351	MFR: 95%/5% JV MOB: 95%/5% JV	$194,000–$215,000 (g)	$5,358	(g)	6.0%–7.0%	Active	Q3–Q4 2022	No	Phased project that will include retail, MFR and medical office use. Phase One retail is 37% pre-leased. See site plan on page 13
Near-Term Projects
The Shoppes at Quarterfield (Baltimore MSA)	58,000	—	n/a	$9,000–$10,000	n/a		11.5%–12.5%	Q2 2020	Q1–Q2 2021	Yes (j)	Reconfiguration of site and building, which represents 94% of the property's GLA. Project is 62% pre-leased to LA Fitness
Southlake Town Square–Pad (Dallas MSA)	4,000	—	n/a	$2,000–$2,500	n/a		14.5%–15.5%	Q2 2020	Q1–Q2 2021	Yes	Vacant pad development. Project is 100% pre-leased

(a)
Net project investment represents the Company's estimated share of the project costs, net of proceeds from land sales, sales of air rights, reimbursement from third parties and excludes contributions from project partners, as applicable.

(b)
Estimated Incremental Return on Investment (ROI) generally reflects only the unleveraged incremental NOI generated by the project upon stabilization and is calculated as incremental NOI divided by net project investment. Incremental NOI is the difference between NOI expected to be generated by the stabilized project and the NOI generated prior to the commencement of active redevelopment, development or expansion of the space. ROI does not include peripheral impacts, such as the impact on future lease rollover at the property or the impact on the long-term value of the property.

(c)	Targeted stabilization represents the projected date of the redevelopment reaching 90% occupancy, but generally no later than one year from the completion of major construction activity.

(d)
The Company's same store portfolio consists of retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. A property is removed from the Company's same store portfolio if the project is considered to significantly impact the existing property's NOI and activities have begun in anticipation of the project. Expansions and pad developments are generally not considered to significantly impact the existing property's NOI, and therefore, the existing properties have not been removed from the Company's same store portfolio if they otherwise met the criteria to be included in the Company's same store portfolio as of December 31, 2019.

(e)	Circle East is the Company's rebranded redevelopment at Towson Circle (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment).

(f)	Net project investment inception to date is net of proceeds of $11,820 received in the first quarter of 2018 from the sale of air rights to a third party to develop the MFR.

(g)	Project investment includes an allocation of infrastructure costs.

(h)
The property is comprised of the redevelopment project (which has been excluded from the Company's same store portfolio due to the ongoing redevelopment) and the remaining retail operating portion of the property (which is included in the Company's same store portfolio as of December 31, 2019).

(i)	Carillon–phase one includes two separate joint venture (JV) arrangements. The JV agreements related to the MFR and medical office building (MOB) have been executed and are 95% owned by the Company.

(j)
The property is expected to be excluded from the Company's same store portfolio beginning in 2020 due to the significance of the redevelopment project in relation to the property as a whole (94% of the property's GLA).

The Company cannot guarantee that (i) ROI will be generated at the percentage listed or at all, (ii) total actual net investment associated with these projects will be equal to the total estimated net project investment, (iii) project commencement or stabilization will occur when anticipated or (iv) that the Company will ultimately complete any or all of these projects. The ROI and total estimated net project investment reflect the Company's best estimate based upon current information, may change over time and are subject to certain conditions which are beyond the Company's control, including, without limitation, general economic conditions, market conditions and other business factors.

4th Quarter 2019 Supplemental Information	9

Retail Properties of America, Inc.
Development Projects as of December 31, 2019 (continued)
(dollar amounts in thousands)

The Company has identified the following potential development, redevelopment, expansion and pad development opportunities to develop or redevelop significant portions of the property, add stand-alone buildings, convert previously under-utilized space or develop additional commercial GLA at existing properties. Executing on these opportunities may be subject to certain conditions which are beyond the Company's control, including, without limitation, government approvals, tenant consents as well as general economic, market and other conditions and, therefore, the Company can provide no assurances that any of the development, redevelopment, expansion and pad development opportunities (i) will be executed on, (ii) will commence when anticipated or (iii) will ultimately be realized.

Property Name	MSA	Included in Same store portfolio (a)	Entitled Commercial GLA (b)	Entitled MFR (b)	Developable Acreage

Future Projects – Entitled (b)
One Loudoun Uptown – land held for future development	Washington, D.C.	No	2,800,000		32
Carillon – future phases (c)	Washington, D.C.	No	975,000	2,650	39
One Loudoun Downtown – Pad T	Washington, D.C.	Yes	40,000
One Loudoun Downtown – future phases (d)	Washington, D.C.	Yes	62,000 – 95,000
Main Street Promenade	Chicago	Yes	62,000
Downtown Crown	Washington, D.C.	Yes	42,000
Reisterstown Road Plaza	Baltimore	No (e)	8,000 – 12,000
Gateway Plaza	Dallas	Yes	8,000
Edwards Multiplex – Ontario, CA	Riverside-San Bernadino	Yes	3,000

Property Name	MSA	Included in Same store portfolio (a)	Estimated Project Commercial GLA	Estimated Project MFR

Development, Redevelopment, Expansion and Pad Development Opportunities
Southlake Town Square	Dallas	Yes	271,000
Merrifield Town Center II (c)	Washington, D.C.	Yes	80,000 – 100,000	350 – 400
Tysons Corner (c)	Washington, D.C.	Yes	50,000 – 75,000	350 – 450
Plaza del Lago – future phase	Chicago	Yes	20,600
Lakewood Towne Center	Seattle	Yes	10,500
Humblewood Shopping Center	Houston	Yes	5,000
Watauga Pavilion	Dallas	Yes	5,000

(a)	See footnote (d) on page 9 regarding the Company's same store portfolio.

(b)	Project may require additional discretionary design or other approvals in certain jurisdictions.

(c)	Project may require demolition of a portion of the property's existing GLA.

(d)	One Loudoun Downtown – future phases includes three vacant parcels that have been identified as future pad development opportunities of up to 95,000 square feet of commercial GLA.

(e)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

4th Quarter 2019 Supplemental Information	10

Retail Properties of America, Inc.
Development Projects as of December 31, 2019 (continued)
(dollar amounts in thousands)

Property Name and MSA	Project Commercial GLA	Project MFR	Estimated Net RPAI Project Investment (a)	Net RPAI Project Investment Inception to Date	Estimated Incremental Return on Investment (a)	Stabilization (a)	Property Included in Same Store Portfolio (a)	Project Description

Completed Redevelopment Projects
Reisterstown Road Plaza (Baltimore MSA)	40,500	—	$10,500	$9,787	10.5%–11.0%	Q4 2018	No (b)	Reconfigured existing space and facade renovation; redevelopment GLA is 100% leased and 100% occupied
Plaza del Lago – MFR (Chicago MSA)	—	18	$1,350–$1,400	$1,380	8.5%–9.0%	Q2 2020	No (c)	Reconfiguration of 18 MFR, which are 78% leased; major construction was completed in Q2 2019

Property Name and MSA	Project Commercial GLA	Net RPAI Investment (a)	Incremental Return on Investment (a)	Completion	Property Included in Same Store Portfolio (a)	Project Description

Completed Expansions and Pad Developments
Lake Worth Towne Crossing – Parcel (Dallas MSA)	15,030	$2,872	11.3%	Q4 2015	Yes	15,030 sq. ft. multi-tenant retail
Parkway Towne Crossing (Dallas MSA)	21,000	$3,468	9.9%	Q3 2016	Yes	21,000 sq. ft. multi-tenant retail
Heritage Square (Seattle MSA)	4,200	$1,507	11.2%	Q3 2016	Yes	4,200 sq. ft. redevelopment of outparcel for new tenant, Corner Bakery
Pavilion at King's Grant (Charlotte MSA)	32,500	$2,470	14.7%	Q2 2017	Yes	32,500 sq. ft. multi-tenant retail
Shops at Park Place (Dallas MSA)	25,040	$3,956	9.1%	Q2 2017	Yes	25,040 sq. ft. pad development
Lakewood Towne Center (Seattle MSA)	4,500	$1,900	7.3%	Q3 2017	Yes	4,500 sq. ft. pad development

(a)	See footnote (a), (b), (c) and (d) on page 9 regarding the net RPAI project investment, incremental return on investment, stabilization and same store portfolio, respectively.

(b)
The property was reclassified from active redevelopment into the Company's retail operating portfolio during the three months ended December 31, 2018 and is expected to be included in the Company's same store portfolio beginning in the first quarter of 2020 as it will be considered operating for the entirety of 2020 and 2019.

(c)
The property is comprised of the multi-family rental units, which were placed in service during the three months ended September 30, 2019 and are excluded from the Company's same store portfolio, and the remaining retail operating portion of the property, which is included in the Company's same store portfolio as of December 31, 2019.

4th Quarter 2019 Supplemental Information	11

Retail Properties of America, Inc.
Development Projects as of December 31, 2019 (continued)
One Loudoun Downtown Site Plan

ONE LOUDOUN DOWNTOWN

LEGEND

PAD G and H
67,000–70,000 SQ. FT.
378 MFR

PAD T
40,000 SQ. FT.

FUTURE PHASES
62,000–95,000 SQ. FT.

EXISTING GLA
RETAIL 329,000 SQ. FT.
OFFICE 140,000 SQ. FT.

NORTH PARK DRIVE
Townhomes under construction
(not owned by RPAI)
30 Residential Units
(not owned by RPAI)
PARKING GARAGE
780 Spaces
FUTURE PHASE
Pad G
EXCHANGE STREET
THORNDIKE STREET
RUSSELL BRANCH PKWY
FUTURE PHASE
Pad H
PARKING GARAGE
438 Spaces
Pad T
FUTURE PHASE

4th Quarter 2019 Supplemental Information	12

Retail Properties of America, Inc.
Development Projects as of December 31, 2019 (continued)
Carillon Site Plan

CARILLON

LEGEND

PHASE ONE
225,900 SQ. FT.
351 MFR

FUTURE PHASES

EXISTING GLA SHOWN
46,200 SQ. FT.

PROJECT BOUNDARY

FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
FUTURE PHASE
Arena Drive
Interstate 495
Pad 1
Pad 2
Pad 3
University of Maryland Capital Region Medical Center
University of Maryland Capital Region Medical Center
Largo Town Center Metro Station

4th Quarter 2019 Supplemental Information	13

Retail Properties of America, Inc.
Acquisitions and Dispositions for the Year Ended December 31, 2019
(amounts in thousands, except square footage amounts)

Acquisitions

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

North Benson Center	March 7, 2019	Seattle	Multi-tenant retail	70,500	$25,340
Paradise Valley Marketplace – Parcel	June 10, 2019	Phoenix	Land (a)	—	1,343
Southlake Town Square – Parcel	August 13, 2019	Dallas	Single-user parcel (b)	3,100	3,293

			Total 2019 acquisitions	73,600	$29,976

(a)
The Company acquired a parcel adjacent to its Paradise Valley Marketplace multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

(b)
The Company acquired a single-user parcel at its Southlake Town Square multi-tenant retail operating property. The total number of properties in the Company's portfolio was not affected by this transaction.

Property Dispositions

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

Edwards Multiplex – Fresno, CA	March 8, 2019	Single-user retail	94,600	$25,850	$—	$—
North Rivers Towne Center	June 28, 2019	Multi-tenant retail	141,500	18,900	—	—

	Total 2019 property dispositions		236,100	$44,750	$—	$—

Development Transactions

Property Name	Transaction Date	Transaction	Consideration

One Loudoun Downtown	May 2, 2019	Sale of land parcel and development rights (c)	$2,306
One Loudoun Downtown	July 12, 2019	Sale of land parcel and development rights (c)	2,783

	Total 2019 development transactions		$5,089

(c)
During the three months ended June 30, 2019, the Company disposed of the second phase of a land parcel and the rights to develop 10 residential units. During the three months ended September 30, 2019, the Company sold the final phase consisting of land and the rights to develop 12 residential units.

Subsequent to December 31, 2019, the Company closed on the following acquisition:

Property Name	Acquisition Date	MSA	Property Type	GLA	Purchase Price

Fullerton Metrocenter	February 6, 2020	Los Angeles	Fee interest (d)	154,700	$55,000

(d)
The Company acquired the fee interest in an existing multi-tenant retail operating property. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor. The total number of properties in the Company's portfolio was not affected by this transaction.

Subsequent to December 31, 2019, the Company closed on the following disposition:

Property Name	Disposition Date	Property Type	GLA	Consideration	Debt Repaid	Prepayment Premium

King Philip's Crossing	February 13, 2020	Multi-tenant retail	105,900	$13,900	$—	$—

4th Quarter 2019 Supplemental Information	14

Retail Properties of America, Inc.
Retail Market Summary as of December 31, 2019

Property Type/Market	Number of Properties	Annualized Base Rent (ABR) (a) (in thousands)	% of Total Multi-Tenant Retail ABR (a)	ABR per Occupied Sq. Ft.	GLA (a) (in thousands)	% of Total Multi-Tenant Retail GLA (a)	Occupancy	% Leased Including Signed

Multi-Tenant Retail:
Top 25 MSAs
Dallas	19	$84,821	23.2%	$22.77	3,942	20.0%	94.5%	94.8%
Washington, D.C.	8	39,860	10.9%	29.44	1,388	7.0%	97.5%	97.5%
New York	9	37,797	10.3%	29.80	1,292	6.6%	98.1%	98.1%
Chicago	8	29,156	8.0%	23.63	1,358	6.9%	90.9%	91.3%
Seattle	9	23,879	6.5%	16.45	1,548	7.9%	93.8%	98.2%
Baltimore	5	23,066	6.3%	16.07	1,604	8.1%	89.5%	94.0%
Atlanta	9	20,648	5.7%	13.85	1,513	7.7%	98.5%	98.5%
Houston	9	16,446	4.5%	15.01	1,141	5.8%	96.0%	97.1%
San Antonio	3	12,825	3.5%	18.04	722	3.7%	98.5%	98.5%
Phoenix	3	10,959	3.0%	17.92	632	3.2%	96.8%	98.1%
Los Angeles	1	5,711	1.6%	25.98	241	1.2%	91.1%	93.8%
Riverside	1	4,508	1.2%	15.72	292	1.5%	98.1%	98.1%
St. Louis	1	4,275	1.2%	9.60	453	2.3%	98.3%	98.3%
Charlotte	1	3,964	1.1%	13.68	320	1.6%	90.6%	90.6%
Tampa	1	2,378	0.7%	19.51	126	0.6%	97.0%	97.0%
Subtotal	87	320,293	87.7%	20.35	16,572	84.1%	95.0%	96.1%

Non-Top 25 MSAs by State
Texas	7	14,218	3.9%	14.64	1,002	5.1%	96.9%	96.9%
Massachusetts	2	7,533	2.1%	11.85	642	3.3%	99.0%	99.0%
Michigan	1	7,274	2.0%	23.87	332	1.7%	91.6%	93.9%
Virginia	1	5,067	1.4%	18.13	308	1.5%	90.8%	90.8%
Washington	1	4,576	1.2%	12.54	378	1.9%	96.5%	97.3%
Tennessee	2	4,190	1.1%	11.71	364	1.8%	98.2%	99.0%
Maryland	1	2,120	0.6%	20.84	113	0.6%	90.1%	90.1%
Subtotal	15	44,978	12.3%	14.91	3,139	15.9%	96.0%	96.5%

Total Multi-Tenant Retail	102	365,271	100.0%	19.47	19,711	100.0%	95.2%	96.2%

Single-User Retail	2	5,864		22.49	261		100.0%	100.0%

Total Retail Operating Portfolio (b)	104	$371,135		$19.52	19,972		95.2%	96.2%

(a)
Excludes $1,898 of multi-tenant retail ABR and 106 square feet of multi-tenant retail GLA attributable to Circle East and Carillon, both of which are in active redevelopment and are located in the Baltimore and Washington, D.C. MSAs, respectively. Including these amounts, 87.8% of the Company's multi-tenant retail ABR and 84.2% of the Company's multi-tenant retail GLA is located in the top 25 MSAs.

(b)
Excludes the 18 multi-family rental units at Plaza del Lago, which were placed in service during the three months ended September 30, 2019. As of December 31, 2019, 14 multi-family rental units were leased at an average monthly rental rate per unit of $1,309.

4th Quarter 2019 Supplemental Information	15

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of December 31, 2019
(square footage in thousands)

Total Retail Operating Portfolio

	Top 25 MSAs		Non-Top 25 MSAs		Total Multi-Tenant Retail		Single-User Retail		Total Retail
Number of Properties	87		15		102		2		104
	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	% Leased Including Signed

25,000+ sq ft	7,621	97.3%	1,506	100.0%	9,127	97.8%	261	100.0%	9,388	97.8%	99.0%
10,000-24,999 sq ft	3,284	96.7%	588	98.0%	3,872	96.9%	—	—%	3,872	96.9%	98.1%
Anchor	10,905	97.1%	2,094	99.4%	12,999	97.5%	261	100.0%	13,260	97.6%	98.8%

5,000-9,999 sq ft	2,265	91.6%	382	91.4%	2,647	91.6%	—	—	2,647	91.6%	92.7%
0-4,999 sq ft	3,402	90.3%	663	88.0%	4,065	89.9%	—	—	4,065	89.9%	90.2%
Non-Anchor	5,667	90.8%	1,045	89.3%	6,712	90.6%	—	—	6,712	90.6%	91.2%

Total	16,572	95.0%	3,139	96.0%	19,711	95.2%	261	100.0%	19,972	95.2%	96.2%

4th Quarter 2019 Supplemental Information	16

Retail Properties of America, Inc.
Top Retail Tenants as of December 31, 2019
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in the Company's retail operating portfolio based on ABR as of December 31, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	Occupied GLA	% of Occupied GLA

Best Buy Co., Inc.	Best Buy (11), Pacific Sales (1)	12	$8,857	2.4%	$18.04	491	2.6%

The TJX Companies, Inc.	T.J. Maxx (11), Marshalls (7), HomeGoods (6), Homesense (1)	25	7,967	2.1%	10.82	736	3.9%

AB Acquisition LLC	Safeway (4), Jewel-Osco (3), Tom Thumb (2)	9	6,674	1.8%	13.73	486	2.5%

Bed Bath & Beyond Inc.	Bed Bath & Beyond (12), Cost Plus World Market (3), buybuy BABY (2)	17	6,344	1.7%	14.04	452	2.4%

Ross Stores, Inc.	Ross Dress for Less	18	6,097	1.6%	11.55	528	2.8%

PetSmart, Inc.		17	5,764	1.6%	16.66	346	1.8%

Ahold U.S.A. Inc.	Stop & Shop (3), Giant Eagle (1)	4	5,468	1.5%	22.60	242	1.3%

Gap Inc.	Old Navy (13), The Gap (4), Banana Republic (3), Janie & Jack (2), Athleta (1), Gap Factory Store (1)	24	5,342	1.4%	20.01	267	1.4%

Michaels Stores, Inc.	Michaels	16	4,855	1.3%	12.88	377	2.0%

BJ's Wholesale Club, Inc.		2	4,659	1.3%	19.02	245	1.3%

Ascena Retail Group, Inc.	Lane Bryant (10), Catherine's (5), Dress Barn (5), Justice (5), LOFT (5), Ann Taylor (4)	34	4,063	1.1%	22.83	178	0.9%

Lowe's Companies, Inc.		4	3,944	1.1%	6.47	610	3.2%

Regal Entertainment Group	Edwards Cinema	1	3,882	1.0%	31.06	125	0.7%

The Kroger Co.	Kroger (5), Harris Teeter (1), QFC (1)	7	3,639	1.0%	10.43	349	1.8%

Barnes & Noble, Inc.		7	3,592	1.0%	20.88	172	0.9%

The Home Depot, Inc.		3	3,404	0.9%	9.38	363	1.9%

Office Depot, Inc.	Office Depot (8), OfficeMax (2)	10	3,397	0.9%	14.71	231	1.2%

Party City Holdings Inc.		16	3,383	0.9%	14.15	239	1.3%

Ulta Beauty, Inc.		14	3,183	0.9%	21.36	149	0.8%

Petco Animal Supplies, Inc.		13	3,155	0.8%	17.63	179	0.9%
Total Top Retail Tenants		253	$97,669	26.3%	$14.44	6,765	35.6%

4th Quarter 2019 Supplemental Information	17

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in the Company's retail operating portfolio as of December 31, 2019 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q4 2019 (b)	132	773	$20.28	$18.97	6.9%	6.8	$20.01
Q3 2019	129	1,108	$19.05	$17.20	10.8%	6.1	$15.31
Q2 2019	120	519	$24.34	$22.49	8.2%	6.0	$13.78
Q1 2019	117	855	$23.08	$21.82	5.8%	6.3	$18.75
Total – 12 months (b)	498	3,255	$21.23	$19.64	8.1%	6.3	$17.05

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2019	80	388	$20.53	$19.70	4.2%	4.3	$1.89
Q3 2019	84	749	$18.34	$17.42	5.3%	4.6	$0.87
Q2 2019	72	351	$22.71	$21.24	6.9%	5.3	$2.13
Q1 2019	74	501	$22.51	$21.48	4.8%	5.1	$4.27
Total – 12 months	310	1,989	$20.59	$19.56	5.3%	4.8	$2.15

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2019 (b)	17	168	$19.71	$17.27	14.1%	10.6	$50.34
Q3 2019	16	125	$23.27	$15.90	46.4%	10.4	$75.11
Q2 2019	27	67	$32.89	$29.05	13.2%	7.7	$39.52
Q1 2019	16	109	$25.69	$23.36	10.0%	9.5	$60.12
Total – 12 months (b)	76	469	$23.93	$20.00	19.7%	9.7	$58.31

Non-Comparable New and Renewal Leases (c)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q4 2019 (b)	35	217	$14.96	n/a	n/a	9.1	$34.51
Q3 2019	29	234	$15.68	n/a	n/a	8.1	$29.54
Q2 2019	21	101	$32.71	n/a	n/a	6.6	$37.24
Q1 2019	27	245	$18.55	n/a	n/a	7.3	$29.91
Total – 12 months (b)	112	797	$18.53	n/a	n/a	7.7	$31.96

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
All columns include leasing activity and related information pertaining to the Company's active and near-term expansion and redevelopment projects except the "Tenant Allowances PSF" column, which excludes tenant allowances and related square foot amounts related to leasing activity at these projects. Such tenant allowances are included in the estimated net RPAI project investment amounts shown on page 9.

(c)
Includes (i) leases signed on units that were vacant for over 12 months, (ii) leases signed without fixed rental payments and (iii) leases signed where the previous and the current lease do not have a consistent lease structure.

4th Quarter 2019 Supplemental Information	18

Retail Properties of America, Inc.
Retail Lease Expirations as of December 31, 2019
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of December 31, 2019, of lease expirations scheduled to occur during 2020 and each of the nine calendar years from 2021 to 2029 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company's retail operating portfolio. The following tables are based on leases commenced as of December 31, 2019. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	316	$27,041	7.2%	$23.78	$27,130	$23.86	1,137	6.0%	5.7%
2021	316	46,439	12.6%	20.09	46,331	20.05	2,311	12.1%	11.6%
2022	361	52,500	14.2%	17.03	53,582	17.38	3,083	16.2%	15.5%
2023	353	50,291	13.5%	19.58	51,916	20.22	2,568	13.5%	12.9%
2024	424	61,857	16.7%	20.13	64,253	20.91	3,073	16.2%	15.4%
2025	176	33,201	9.0%	17.34	35,731	18.66	1,915	10.1%	9.6%
2026	94	18,555	5.0%	20.82	21,234	23.83	891	4.7%	4.4%
2027	82	13,078	3.5%	15.97	14,659	17.90	819	4.3%	4.1%
2028	81	18,706	5.0%	23.27	21,172	26.33	804	4.2%	4.0%
2029	99	21,837	5.9%	21.26	24,511	23.87	1,027	5.4%	5.1%
Thereafter	93	27,089	7.3%	19.89	33,002	24.23	1,362	7.2%	6.8%
Month to month	14	541	0.1%	20.04	541	20.04	27	0.1%	0.1%
Leased Total	2,409	$371,135	100.0%	$19.52	$394,062	$20.72	19,017	100.0%	95.2%

Leases signed but not commenced	15	$3,719	—	$18.69	$4,334	$21.78	199	—	1.0%
Available							756	—	3.8%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for the Company's retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	17	$6,091	1.6%	$18.51	$6,091	$18.51	329	1.7%	1.6%
2021	52	24,692	6.7%	16.02	24,295	15.77	1,541	8.1%	7.7%
2022	64	27,754	7.5%	12.43	28,016	12.55	2,232	11.7%	11.2%
2023	59	22,840	6.1%	13.85	23,138	14.03	1,649	8.7%	8.3%
2024	69	28,138	7.6%	13.96	28,370	14.07	2,016	10.6%	10.1%
2025	46	19,198	5.2%	13.26	20,205	13.95	1,448	7.6%	7.3%
2026	28	10,219	2.8%	16.43	11,135	17.90	622	3.3%	3.1%
2027	15	6,033	1.6%	10.30	6,557	11.19	586	3.1%	2.9%
2028	20	10,565	2.8%	18.37	11,504	20.01	575	3.0%	2.9%
2029	28	15,044	4.1%	18.30	16,046	19.52	822	4.3%	4.1%
Thereafter	34	19,694	5.3%	17.65	23,911	21.43	1,116	5.9%	5.6%
Month to month	—	—	—%	—	—	—	—	—%	—%
Leased Total	432	$190,268	51.3%	$14.71	$199,268	$15.40	12,936	68.0%	64.8%

Leases signed but not commenced	5	$2,541	—	$15.98	$2,983	$18.76	159	—	0.8%
Available							165	—	0.8%

Non-Anchor
Lease Expiration Year	Lease Count	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.	GLA	% of Occupied GLA	% of Total GLA
2020	299	$20,950	5.6%	$25.93	$21,039	$26.04	808	4.3%	4.1%
2021	264	21,747	5.9%	28.24	22,036	28.62	770	4.0%	3.9%
2022	297	24,746	6.7%	29.08	25,566	30.04	851	4.5%	4.3%
2023	294	27,451	7.4%	29.87	28,778	31.31	919	4.8%	4.6%
2024	355	33,719	9.1%	31.90	35,883	33.95	1,057	5.6%	5.3%
2025	130	14,003	3.8%	29.99	15,526	33.25	467	2.5%	2.3%
2026	66	8,336	2.2%	30.99	10,099	37.54	269	1.4%	1.3%
2027	67	7,045	1.9%	30.24	8,102	34.77	233	1.2%	1.2%
2028	61	8,141	2.2%	35.55	9,668	42.22	229	1.2%	1.1%
2029	71	6,793	1.8%	33.14	8,465	41.29	205	1.1%	1.0%
Thereafter	59	7,395	2.0%	30.06	9,091	36.96	246	1.3%	1.2%
Month to month	14	541	0.1%	20.04	541	20.04	27	0.1%	0.1%
Leased Total	1,977	$180,867	48.7%	$29.74	$194,794	$32.03	6,081	32.0%	30.4%

Leases signed but not commenced	10	$1,178	—	$29.45	$1,351	$33.78	40	—	0.2%
Available							591	—	3.0%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

4th Quarter 2019 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Gross Leasable Area (GLA)
Gross Leasable Area (GLA) is defined as the aggregate number of square feet available for lease. GLA excludes square footage attributable to third-party managed storage units and multi-family rental units, of which the Company owned 62,000 square feet of managed storage space and 18 multi-family rental units as of December 31, 2019.
Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Metropolitan Statistical Area (MSA)
Metropolitan Statistical Area (MSA) information is sourced from the United States Census Bureau and rank is determined based on the most recently available population estimates.
Funds From Operations (FFO) Attributable to Common Shareholders
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends.
Operating FFO Attributable to Common Shareholders
Operating FFO attributable to common shareholders is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company's calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) "Net income" or "Net income attributable to common shareholders" as an indicator of the Company's financial performance, or (ii) "Cash flows from operating activities" in accordance with GAAP as a measure of the Company's capacity to fund cash needs, including the payment of dividends. Comparison of the Company's presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI)
The Company defines Net Operating Income (NOI) as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of straight-line ground rent expense and amortization of acquired ground lease intangibles for the three months and year ended December 31, 2018 and amortization of right-of-use lease assets and amortization of lease liabilities for the three months and year ended December 31, 2019. NOI consists of Same Store NOI and NOI from Other Investment Properties. The Company believes that NOI, which is a supplemental non-GAAP financial measure, provides an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses NOI to evaluate its performance on a property-by-property basis because this measure allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. NOI does not represent an alternative to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as an indicator of the Company's financial performance. Comparison of the Company's presentation of NOI to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2019 Supplemental Information	20

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Same Store NOI and NOI from Other Investment Properties
Same Store NOI represents NOI from the Company's same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2018. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2018 and 2019, including Reisterstown Road Plaza, which was reclassified from active redevelopment into the Company's retail operating portfolio during 2018, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during the three months ended September 30, 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, which is in active redevelopment, (vi) properties that were sold or held for sale during 2018 and 2019, and (vii) the net income from the Company's wholly-owned captive insurance company.
The Company believes that Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from "Net income" or "Net income attributable to common shareholders" in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company's operating results. Same Store NOI and NOI from Other Investment Properties do not represent alternatives to "Net income" or "Net income attributable to common shareholders" in accordance with GAAP as indicators of the Company's financial performance. Comparison of the Company's presentation of Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
EBITDAre and Adjusted EBITDAre
As defined by NAREIT, EBITDA for real estate (EBITDAre) means net income (loss) computed in accordance with GAAP, plus (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) impairment charges on investment property and (v) impairment charges on investments in unconsolidated affiliates if caused by a decrease in the value of depreciable property in the affiliate, plus or minus (i) gains from sales of investment property, including gains (or losses) on change in control, and (ii) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. The Company has adopted the NAREIT definition in its computation of EBITDAre as it believes it provides a basis for comparing the Company's performance to that of other REITs. The Company also reports Adjusted EBITDAre, which excludes the impact of certain discrete non-operating transactions and other events such as the impact on earnings from executive separation. The Company believes that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare the Company's performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. EBITDAre and Adjusted EBITDAre are supplemental non-GAAP financial measures and should not be considered alternatives to "Net income" or "Net income attributable to common shareholders" as indicators of the Company's financial performance. Comparison of the Company's presentation of EBITDAre and Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Debt to Adjusted EBITDAre
Net Debt to Adjusted EBITDAre is a supplemental non-GAAP financial measure and represents (i) the Company's total debt principal, which excludes unamortized premium, discount and capitalized loan fees, less (ii) cash and cash equivalents divided by (iii) Adjusted EBITDAre for the prior three months, annualized (Annualized Adjusted EBITDAre). The Company believes that this ratio is useful because it provides investors with information regarding its total debt principal net of cash and cash equivalents, which could be used to repay debt, compared to its performance as measured using Annualized Adjusted EBITDAre. Comparison of the Company's presentation of Net Debt to Adjusted EBITDAre to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

4th Quarter 2019 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income attributable to common shareholders	$16,172	$12,144	$32,397	$77,640
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	—	—	(18,872)	(37,211)
Depreciation and amortization	40,964	43,870	194,573	175,977
Provision for impairment of investment properties	1,121	763	12,298	2,079
General and administrative expenses	10,303	10,434	40,489	42,363
Interest expense	16,694	16,828	76,571	73,746
Straight-line rental income, net	(1,836)	(891)	(4,533)	(5,717)
Amortization of acquired above and below market lease intangibles, net	(914)	(1,719)	(5,429)	(5,467)
Amortization of lease inducements	371	274	1,329	1,020
Lease termination fees, net	(273)	(298)	(2,024)	179
Non-cash ground rent expense, net	333	439	1,356	1,844
Other expense (income), net	343	188	2,587	(665)
NOI	83,278	82,032	330,742	325,788
NOI from Other Investment Properties	(2,708)	(3,556)	(10,099)	(13,556)
Same Store NOI	$80,570	$78,476	$320,643	$312,232

4th Quarter 2019 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Mortgages Payable, Net, Unsecured Notes Payable, Net,
Unsecured Term Loans, Net and Unsecured Revolving Line of Credit to Total Net Debt

	December 31, 2019	December 31, 2018

Mortgages payable, net	$94,155	$205,320
Unsecured notes payable, net	796,247	696,362
Unsecured term loans, net	716,523	447,367
Unsecured revolving line of credit	18,000	273,000
Total	1,624,925	1,622,049
Mortgage premium, net of accumulated amortization	—	(775)
Mortgage discount, net of accumulated amortization	493	536
Unsecured notes payable discount, net of accumulated amortization	616	734
Capitalized loan fees, net of accumulated amortization	6,870	5,906
Total debt principal	1,632,904	1,628,450
Less: consolidated cash and cash equivalents	(9,989)	(14,722)
Total net debt	$1,622,915	$1,613,728

Reconciliation of Net Income to Adjusted EBITDAre

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018

Net income	$16,172	$12,144	$32,397	$77,640
Interest expense	16,694	16,828	76,571	73,746
Depreciation and amortization	40,964	43,870	194,573	175,977
Gain on sales of investment properties	—	—	(18,872)	(37,211)
Provision for impairment of investment properties	1,121	763	12,298	2,079
EBITDAre (a)	$74,951	$73,605	$296,967	$292,231
Impact on earnings from executive separation	—	—	—	1,737
Adjusted EBITDAre	$74,951	$73,605	$296,967	$293,968
Annualized Adjusted EBITDAre	$299,804	$294,420

(a)
EBITDAre for the year ended December 31, 2018 has been restated to exclude $3,464 of gain on sale of non-depreciable investment property in connection with the Company's adoption of "NAREIT Funds From Operations White Paper – 2018 Restatement" effective January 1, 2019 on a retrospective basis. As the gain on sale of non-depreciable investment property was previously excluded from Adjusted EBITDAre, there was no change to Adjusted EBITDAre.

4th Quarter 2019 Supplemental Information	23